EXHIBIT a.12


                      AMENDMENT TO DECLARATION OF TRUST OF
                                 AETNA GET FUND





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                      AMENDMENT TO DECLARATION OF TRUST OF
                                 AETNA GET FUND

                DESIGNATING A NEW SERIES OF BENEFICIAL INTERESTS

                                  April 4, 2001

     The undersigned, being a majority of the duly elected and qualified Trustees of Aetna GET Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 1.1, 6.2 and 11.3 of the Declaration of Trust dated March 3, 1987, as amended (the "Declaration of Trust"), hereby divide the shares of beneficial interest of the Trust into and establish a separate series (the "Series") distinct from shares of the Trust previously issued, with the Series to have the following special and relative rights:

     1.   The Series shall be designated as follows:

          Series N

     2. The Series shall be authorized to hold cash and invest in securities and instruments and use investment techniques as described in the Trust's registration statement under the Securities Act of 1933 and the Investment Company Act of 1940 ("Investment Company Act"), as amended from time to time. Each share of beneficial interest of the Series ("share") shall be redeemable as provided in the Declaration of Trust, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of the Series shall be entitled to vote and shall represent a pro rata beneficial interest in the assets held by the Series. The proceeds of sales of shares of the Series, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Series, unless otherwise required by law. Each share of the Series shall be entitled to receive its pro rata share of net assets of the Series upon its liquidation. The Series may be terminated pursuant to a plan of liquidation approved by a majority of the Trust's Board of Trustees ("Trustees").

     3. Shareholders of the Series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Series as provided in Rule 18f-2 under the Investment Company Act or any successor rule and in the Declaration of Trust.

     4. The Trustees (including any successor Trustee) shall have the right at any time and from time to time to allocate assets and expenses pursuant to Sections 6.2(c) and 6.2(d) of the Declaration of Trust, to change the designation of any Series now or hereafter created, or to otherwise change the special and relative rights of any such Series provided that such change shall not adversely affect the rights of shareholders of a Series.



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The foregoing shall be effective upon filing of the same with the Commonwealth of Massachusetts.


/s/ Albert E. DePrince, Jr.
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Albert E. DePrince, Jr., as Trustee and not individually



/s/ Maria T. Fighetti
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Maria T. Fighetti, as Trustee and not individually



/s/ J. Scott Fox
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J. Scott Fox, as Trustee and not individually



/s/ David L. Grove
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David L. Grove, as Trustee and not individually



/s/ Sidney Koch
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Sidney Koch, as Trustee and not individually



/s/ Corine T. Norgaard
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Corine T. Norgaard, as Trustee and not individually



/s/ Richard G. Scheide
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Richard G. Scheide, as Trustee and not individually



/s/ John G. Turner
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John Turner, as Trustee and not individually



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